UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

STATE OF OREGON

DEPARTMENT OF CONSUMER AND BUSINESS SERVICES,

DIVISION OF FINANCE AND CORPORATE SECURITIES

SALEM, OREGON

Written Agreement by and among

CASCADE BANCORP	Docket No. 09-165-WA/RB-HC
Bend, Oregon

FEDERAL RESERVE BANK OF
SAN FRANCISCO
San Francisco, California

and

OREGON DEPARTMENT OF
CONSUMER AND BUSINESS SERVICES,
DIVISION OF FINANCE AND
CORPORATE SECURITIES
Salem, Oregon

WHEREAS, Cascade Bancorp, Bend, Oregon ("Bancorp"), a registered bank holding company, owns and controls Bank of the Cascades, Bend, Oregon (the "Bank"), a state chartered nonmember bank, and various nonbank subsidiaries;

WHEREAS, it is the common goal of Bancorp, the Federal Reserve Bank of San Francisco (the "Reserve Bank"), and the Director of the State of Oregon's Department of Consumer and Business Services acting through the Administrator of the Division of Finance and Corporate Securities (the "DFCS") to maintain the financial soundness of Bancorp so that Bancorp may serve as a source of strength to the Bank;

WHEREAS, Bancorp, the Reserve Bank, and the DFCS have mutually agreed to enter into this Written Agreement (the "Agreement"); and

WHEREAS, on October 23, 2009 the board of directors of Bancorp, at a duly constituted meeting, adopted a resolution authorizing and directing Patricia Moss to enter into this Agreement on behalf of Bancorp, and consenting to compliance with each and every provision of this Agreement by Bancorp and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the "FDI Act") (12 U.S.C. §§ 1813(u)and 1818(b)(3)).

NOW, THEREFORE, Bancorp, the Reserve Bank, and the DFCS agree as follows:

Dividends and Distributions

1.            (a)         Bancorp shall not declare or pay any dividends without the prior written approval of the Reserve Bank, the Director of the Division of Banking Supervision and Regulation (the "Director") of the Board of Governors of the Federal Reserve System (the "Board of Governors"), and the DFCS.

(b)         Bancorp shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank and the DFCS.

(c)         Bancorp and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank, the Director, and the DFCS.

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(d)          All requests for prior approval shall be received by the Reserve Bank and the DFCS at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on Bancorp's capital, earnings, and cash flow; the Bank's capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, Bancorp must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors' Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).

Debt and Stock Redemption

2.           (a)          Bancorp and any nonbank subsidiary shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank and the DFCS. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b)          Bancorp shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank and the DFCS.

Capital Plan

3.          Within 60 days of this Agreement, Bancorp shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at Bancorp, on a consolidated basis, and at the Bank, as a separate legal entity on a stand-alone basis. The plan shall, at a minimum, address, consider, and include:

(a)          The consolidated organization's and the Bank's current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D), and the applicable capital adequacy guidelines for the Bank issued by the Bank's federal regulator;

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(b)          the adequacy of the Bank's capital, taking into account the volume of classified credits, concentrations of credit, allowance for loan and lease losses ("ALLL"), current and projected asset growth, and projected retained earnings;

(c)          the source and timing of additional necessary funds to fulfill the consolidated organization's and the Bank's future capital requirements;

(d)          supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by its federal or state regulator; and

(e)          the requirements of section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)) that Bancorp serve as a source of strength to the Bank.

4.           Bancorp shall notify the Reserve Bank, in writing, no more than 30 days after the end of any quarter in which any of the consolidated organization's or the Bank's capital ratios (total risk-based, Tier 1, or leverage) fall below the approved plan's minimum ratios. Together with the notification, Bancorp shall submit an acceptable capital plan that details the steps Bancorp will take to increase the consolidated organization's or the Bank's capital ratios to or above the approved plan's minimums.

Compliance with Laws and Regulations

5.          (a)          In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, Bancorp shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 183 li) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§225.71 et seq.).

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(b)          Bancorp shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation's regulations (12 C.F.R. Part 359).

Progress Reports

6.           Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank and the DFCS written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, a report of changes in stockholders' equity.

Approval and Implementation of Plan

7.           (a)          Bancorp shall submit a written capital plan that is acceptable to the Reserve Bank within the applicable time period set forth in paragraph 3 of this Agreement.

 (b)          Within 10 days of approval by the Reserve Bank, Bancorp shall adopt the approved capital plan. Upon adoption, Bancorp shall promptly implement the approved plan and thereafter fully comply with it.

(c)          During the term of this Agreement, the approved capital plan shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

8.           All communications regarding this Agreement shall be sent to:

(a)          Mr. John Kandaris

Examining Manager

Banking Supervision and Regulation

Federal Reserve Bank of San Francisco

101 Market Street, Mail Stop 920

San Francisco, California 94105

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(b)          Mr. Richard Renken

Banks and Trusts Program Manager

State of Oregon, Department of Consumer and Business Services
Division of Finance and Corporate Securities
350 Winter Street NW, Room 410
Salem, Oregon 97309-0405

(c)          Ms. Patricia Moss
Chief Executive Officer
Cascade Bancorp

1100 NW Wall Street
Bend, Oregon 97701

Miscellaneous

9.           Notwithstanding any provision of this Agreement, the Reserve Bank and the DFCS may, in their sole discretion, grant written extensions of time to Bancorp to comply with any provision of this Agreement.

10.         The provisions of this Agreement shall be binding upon Bancorp and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

11.         Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank and the DFCS.

12.         The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, the DFCS, or any other federal or state agency from taking any other action affecting Bancorp, the Bank, any nonbank subsidiary of Bancorp, or any of their current or former institution-affiliated parties and their successors and assigns.

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13.         Pursuant to section 50 of the FDI Act (12 U.S.C. § 183 laa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 26th day of October, 2009.

CASCADE BANCORP		FEDERAL RESERVE BANK OF
SAN FRANCISCO

By:	/s/ Patricia Moss	By:	/s/ Kevin Zerbe
	Patricia Moss		Kevin Zerbe
	Chief Executive Officer		Vice President

OREGON DEPARTMENT OF
CONSUMER AND BUSINESS
SERVICES, DIVISION OF FINANCE
AND CORPORATE SECURITIES

		By:	/s/ David Tatman
David C. Tatman
Administrator

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